INDEX TO EXHIBITS

Exhibit
NUMBER                       DESCRIPTION OF EXHIBIT

1                             Declaration of Trust*

2                             Bylaws*

3                             Not Applicable

4                             See Exhibits 1 and 2

5                 (i)         Investment Advisory Agreement for the Bond Fund**

                  (ii) Investment Advisory Agreement for the Short Term Bond Fund**

6                             Not Applicable

7                             Not Applicable

8                 (i)         Custodian Agreement with The Northern Trust
                              Company*
                  (ii)        Custodian Agreement with Star Bank, N.A.*

9                             Administration, Accounting and
                              Transfer Agency Agreement**

10                            Opinion and Consent of Counsel*

11                            Consent of Independent Public Accountants**

12                            Not Applicable

13                            Not Applicable

14                            Not Applicable

15                            Plan of Distribution Pursuant to Rule 12b-1**

16                            Not Applicable

17                            Financial Data Schedule**

18 Rule 18f-3 Plan Adopted With Respect to the Multiple Class Distribution System**


*        Previously filed as Exhibit to Registration
         Statement on Form N-1A

**       Filed herewith